UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2003

Date of Report (Date of earliest event reported)

333-5278-NY

Commission File Number

-----------------------------------

AGATE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware, U.S.A.                                                                                               94-3334052

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

11300 West Olympic Boulevard, Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

895 Dove Street, 3rd Floor, Newport Beach, California 92660    (562) 483-1095

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.   Changes in Control of Registrant

  None/Not applicable.

 Item 2.     Acquisition or Disposition of Assets

  None/Not Applicable.

Item 3. Bankruptcy or Receivership

    None/Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

    None/Not Applicable

Item 5. Other Events and Regulation FD Disclosure

    None/Not Applicable

Item 6. Resignations of Registrant's Directors

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of PowerHouse have been appointed to the Board of Directors of the Registrant, and will serve until the next annual meeting of the stockholders or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of PowerHouse and of Agate Technologies, Inc.  During February, 2003, Stewart Bell ceased his role as a Director and, in March, James Palmer was appointed to fill the vacant position, such that the current Board is composed as follows:

NAME	POSITION	HELD POSITION SINCE
James Palmer	Director	March 14, 2003
Gregory A. Duffell	CFO/Secretary	December 30, 2002
Jay Elliot	CEO	December 30, 2002

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    None/Not Applicable

Item 8. Change in Fiscal Year

    None/Not Applicable

Item 9. Regulation FD Disclosure

    None/Not Applicable

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         AGATE TECHNOLOGIES, INC.

Dated: April 2, 2003                                                                      /s/ Jay Elliot

                                                                                                               Jay Elliot,

                                                                                                               Chief Executive Officer